Exhibit 10.3

FIRST AMENDMENT TO CHANGE IN CONTROL AGREEMENT

This First Amendment to the Change in Control Agreement is entered into and is effective as of December 9, 2021, by and between CASI PHARMACEUTICALS, INC., (the “Company”) and ALEXANDER ZUKIWSKI (“Executive”).

RECITALS

WHEREAS, the Company and Executive previously entered into that certain Change in Control Agreement dated April 3, 2017 (the “Agreement”); and

WHEREAS, the Company and Executive desire to make certain amendments to the Agreement.

NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

1.	Section 3.1 of the Agreement is hereby amended in its entirety and restated as follows:

Severance Payment. In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, including, without limitation, any severance payments under the Employment Agreement, the Company shall pay to the Executive a lump sum severance payment, in cash, without discount. The severance payment shall be equal to the sum of (a) the product of (x) twelve (12) months and (y) the Executive's Monthly Base Salary and (b) the Executive's Average Bonus (the “Full Severance Payment”).

2.	Section 3.3 of the Agreement is hereby amended in its entirety and restated as follows:

Lump Sum Equal to COBRA Premiums. The Company shall pay to Executive a lump sum payment in an amount equal to twelve (12) months of COBRA premiums for the level of coverage that Executive had in effect as of immediately prior to his termination (provided that such lump sum payment shall be equal to only six (6) months of COBRA premiums for the level of coverage that Executive had in effect as of immediately prior to his termination if the Date of Termination is within six (6) months of the commencement of employment with the Company by the Executive).

Except as expressly amended herein, all other provisions of the Agreement shall continue in effect and be unaffected hereby.

IN WITNESS WHEREOF, the parties have set their signatures on the date first written above.

THE COMPANY		EXECUTIVE

CASI PHARMACEUTICALS, INC.

By:	/s/ Larry (Wei) Zhang
Name:	Larry (Wei) Zhang	/s/ ALEXANDER ZUKIWSKI
Its:	President